SHARE CONTRIBUTION AGREEMENT

THIS SHARE CONTRIBUTION AGREEMENT is made this 29th day of September, 2005 by and among Universal Capital Management, Inc. (the “Company”), David M. Bovi (“Bovi”), and William R. Colucci (“Colucci”).

BACKGROUND:

On March 31, 2005, BF Acquisition Group IV, Inc. (“BF”) merged with and into the Company (the “Merger”). In connection with the Merger, Colucci and Bovi received, in exchange for their shares of BF, 150,000 and 200,000 shares, respectively, of the common stock of the Company. The staff of the Securities and Exchange Commission (the “Staff”) believes that the Merger may have violated Section 57 of the Investment Company Act of 1940 (the “1940 Act”) by virtue of the relationship between Bovi or Colucci on the one hand and the Company on the other hand.

The Staff also believes that the Merger may have violated Section 23(b) of the 1940 Act by virtue of the fact that the stockholder approval obtained by the Company in connection with the Merger did not satisfy all of the requirements of the 1940 Act.

The parties to this Agreement do not agree with the views of the Staff. Nonetheless, the parties to this Agreement desire to avoid further discussions with the Staff regarding the matter.

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Stockholder Approval. The Company shall and hereby agrees to submit for consideration by the stockholders of the Company, the question of whether the Merger and the Merger Agreement should be ratified, adopted, and approved by the holders of a majority of the Company’s outstanding voting securities and the holders of a majority of the Company’s outstanding voting securities that are not affiliated persons of the Company (collectively, the “Stockholder Approval Requirement”). In seeking such ratification, adoption, and approval, the Company shall prepare, file with the Securities and Exchange Commission, and distribute to Company stockholders a proxy statement which describes the Merger and the Staff’s inquiries regarding the Merger.

2.  Capital Contribution. Messrs. Bovi and Colucci shall and hereby agree, severally and not jointly, that if the Stockholder Approval Requirement is satisfied on or before December 31, 2005, they shall contribute to the capital of the Company, without further consideration to be received by either of them from the Company, the 200,000 shares and 150,000 shares of Company common stock received by them, respectively, in the Merger.

3.  Representation, Warranty and Covenant. Each of Bovi and Colucci hereby represent and warrant to the Company, severally and not jointly, that the shares of Company common stock received by him in the Merger are owned by him, and have not been sold, pledged, assigned or otherwise transferred. Each of Bovi and Colucci hereby covenant and agree, severally and not jointly, that he will not sell, pledge, assign, or otherwise transfer any of such shares prior to January 1, 2006, other than a transfer of such shares to the Company pursuant to the terms of this Agreement.

4.  No Admission of Liability. The parties acknowledge that they are entering into this Share Contribution Agreement solely for the purpose of facilitating resolution of the Staff’s beliefs and of avoiding the inconvenience, expense, and uncertainty of further discussions with the Staff, and no such party concedes that it is liable or responsible with respect to any matter in connection with the Merger or the Merger Agreement, or that any such matter constituted a violation of the 1940 Act or any of the rules promulgated thereunder.

5.  Miscellaneous.

(a)  Binding Nature of Agreement; No Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights nor delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

(b)  Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(c)  Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d)  Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

(e)  Paragraph Headings. The Paragraph and subparagraph headings in this Agreement have been inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

UNIVERSAL CAPITAL
MANAGEMENT, INC.

By: /s/ Michael D. Queen
Michael D. Queen, President

/s/ David M. Bovi (SEAL)
David M. Bovi

/s/ William R. Colucci (SEAL)
William R. Colucci